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                                                                       EXHIBIT 4

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                                                        2116-130 ADELAIDE ST. W.
                                                             TORONTO, ON M5H 3P5
                                                                 T. 416.360.7590
                                                                 F. 416.360.7709
[LOGO] North American PALLADIUM Ltd.                         WWW.NAPALLADIUM.COM
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For Immediate Release                                               News Release
December 2, 2005                                      Trading Symbols  TSX - PDL
                                                                      AMEX - PAL


 NORTH AMERICAN PALLADIUM LTD. APPOINTS IAN MACNEILY AS CHIEF FINANCIAL OFFICER

TORONTO, ONTARIO -- North American Palladium Ltd. is pleased to announce the appointment of Mr. Ian M. MacNeily, C.A. as the Chief Financial Officer, effective December 15, 2005.

Ian is an accomplished financial executive with numerous years of senior management experience in both the resource and investment banking sectors. Most recently, Ian held the position of VP, Finance and CFO for a Canadian based public mineral exploration and development company. During his career, he has been a senior financial officer and/or director of public global mineral exploration and development companies where he has been instrumental in securing development funding, and strategic planning and execution, resulting in an increase in shareholder value. Ian's experience prior to entering the resource sector includes seven years with Burns Fry Limited (now BMO Nesbitt Burns) in both the Toronto and London, U.K offices, including four years as Vice President, Finance and Administration managing financial and operational activities of Burns Fry in the UK and Europe. Ian was also employed by Grant Thornton LLP, Chartered Accountants, from 1982 to 1988 and obtained his C.A. designation in 1986.

In making the announcement, Andre J. Douchane, President and CEO stated, "Ian rounds out the management team because of his strong execution skills and his proven ability to lead. We are excited to have Ian join our growing Company, and adding his professional guidance and expertise."

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NORTH AMERICAN PALLADIUM'S LAC DES ILES MINE IS CANADA'S ONLY PRIMARY PRODUCER
OF PLATINUM GROUP METALS AND IS ONE OF THE LARGEST OPEN PIT BULK MINEABLE PALLADIUM RESERVES IN THE WORLD. THE COMPANY ALSO EARNS SUBSTANTIAL REVENUE FROM BY-PRODUCT NICKEL, PLATINUM, GOLD AND COPPER. IN ADDITION TO OPERATING LAC DES ILES, THE COMPANY'S MANDATE IS TO EXPAND ITS PRODUCTION PROFILE THROUGH AN AGGRESSIVE EXPLORATION CAMPAIGN, DESIGNED TO INCREASE ITS EXPOSURE TO BASE AND PRECIOUS METALS. PALLADIUM USE IN THE AUTO INDUSTRY CONTINUES TO BE AN IMPORTANT COMPONENT IN CONTROLLING EXHAUST EMISSIONS AS MANDATED BY MORE STRINGENT HYDROCARBON EMISSIONS STANDARDS FOR CARS, PARTICULARLY IN THE UNITED STATES, EUROPE AND JAPAN. PALLADIUM IS ALSO USED IN THE DENTAL, ELECTRONICS, JEWELLERY AND CHEMICAL SECTORS.

For further information contact:
Andre J. Douchane - President & CEO
Tel: (416) 360-2656      email: ADOUCHANE@NAPALLADIUM.COM

Krista M. Muhr, Manager, Investor Relations
Tel: (416) 360-2652      email: KMUHR@NAPALLADIUM.COM

Forward-Looking Statements - Certain statements included in this news release are forward-looking statements which are made pursuant to the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. They include the Company's mandate and the use of palladium in the automotive industry. Such forward-looking statements involve inherent risks and uncertainties. See the Company's most recent Annual Information Form and Annual Report on Form 40-F on file with securities regulators for a comprehensive review of risk factors.


News Release December 2, 2005,     Page 1 of 1     North American Palladium Ltd.